Exhibit 24


                                POWER OF ATTORNEY


      The undersigned hereby constitutes and appoints C. Richard Reese, David S. Wendell and Eugene B. Doggett, and each of them, to sign for him, and in his name in the capacity indicated below, the Registration Statement on Form S-1 relating to the Senior Subordinated Notes due 2006 of Iron Mountain Incorporated (File No. 333-10359) for the purpose of registering such securities under the Securities Act of 1933, as amended, and any and all amendments thereto, including without limitation any registration statement or post-effective amendment thereof filed under and meeting the requirements of Rule 462(b) under the Securities Act, hereby ratifying and confirming his signature as it may be signed by said attorneys to such Registration Statement and any and all amendments thereto.


Signature                                 Title                  Date

/s/ Constantin R. Boden                   Director          September 6, 1996
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Constantin R. Boden